UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Broadway Financial Corporation

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BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

August 20, 2010

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”), which will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m. on September 22, 2010.

As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of three directors, to ratify the appointment of the Company’s independent registered public accounting firm for 2010, to amend the Company’s Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue, to cast an advisory (non-binding) vote on executive compensation, and to transact such other business as may properly come before the stockholders at the Annual Meeting or any postponement or adjournment thereof.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, please complete, sign and date each proxy card you receive and return it to the Company as soon as possible in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

Sincerely,

Paul C. Hudson
Chief Executive Officer

IMPORTANT: If your Broadway Financial Corporation shares are held in the name of a brokerage firm or other nominee, only that brokerage firm or nominee may execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy on your behalf.

If you have any questions or need any assistance in voting your shares, please telephone Daniele Johnson, the Company’s Investor Relations Representative, at (323) 634-1700, Ext 231.

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

Notice of Annual Meeting of Stockholders

Wednesday, September 22, 2010

2:00 p.m.

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”) will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m. on September 22, 2010, for the following purposes:

1)	To elect three directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2013 and until their successors are elected and have been qualified. The Board of Directors has nominated Mr. Robert C. Davidson Jr., Mr. Javier León and Mr. Elrick Williams.

2)	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2010.

3)	To amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 3,000,000 to 8,000,000.

4)	To cast an advisory (non-binding) vote on executive compensation.

5)	To consider such other business as may properly come before and be voted upon by the stockholders at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

The Board of Directors has selected August 4, 2010 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s principal executive offices during the ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, please mail your proxy in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

By Order of the Board of Directors

Daniele Johnson Secretary

Los Angeles, California

August 20, 2010

Broadway Financial Corporation

Proxy Statement

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

Annual Meeting of Stockholders

Wednesday, September 22, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Broadway Financial Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California, 90010, at 2:00 p.m. on September 22, 2010, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about August 20, 2010.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. (“Broadway Federal” or the “Bank”) as part of the Bank’s conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the “Conversion”). The Conversion was completed and the Bank became a wholly owned subsidiary of the Company on January 8, 1996. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

THIS PROXY STATEMENT AND THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.broadwayfederalbank.com/EZProxy

RECORD DATE AND VOTING OF SHARES

The Board has selected August 4, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of [1,743,965] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding at the close of business on that date. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

A plurality of votes cast is required for the election of directors. The affirmative vote of the majority of shares represented and voting at the Annual Meeting will be required to ratify the appointment of Crowe Horwath LLP (“Crowe Horwath”) as the Company’s independent registered public accounting firm and to adopt the proposal to approve executive compensation described in this Proxy Statement. Thus, abstentions and broker nonvotes will not have any effect in the voting on these proposals. The affirmative vote of a majority of the Company’s outstanding shares of Common Stock entitled to vote thereon will be required to approve the amendment to the Company’s Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue. Thus, both abstentions and broker nonvotes will have the same effect as a vote against this proposal.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the nominees named in this Proxy Statement as directors, and FOR approval of the other proposals described in this Proxy Statement. Although the Board currently knows of no other matter to be brought before the Annual Meeting, if other matters properly are brought before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that any director nominee named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxies solicited hereby will be voted in accordance with the best judgment of the persons named in such proxies.

REVOCATION OF PROXIES

Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy card or other written notice of revocation to Daniele Johnson, Secretary of the Company, at 4800 Wilshire Boulevard, Los Angeles, California 90010. A proxy will also be considered revoked if the stockholder executing the proxy is present at the Annual Meeting and chooses to vote in person.

SOLICITATION OF PROXIES

Proxies are being solicited by this Proxy Statement on behalf of the Board. The principal solicitation of proxies is being made by mail. Computershare, the Company’s transfer agent, will assist in the solicitation of proxies at no additional fee except for reimbursement of certain expenses. To the extent necessary, proxies may be solicited by officers, directors and employees of the Company, or its wholly owned subsidiaries, none of whom will receive additional compensation for such solicitation. Proxies may be solicited by telephone, personal contact or other means. The Company will bear the cost of this solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares for their expenses incurred in forwarding solicitation material to beneficial owners of shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information, as of June 30, 2010, concerning the shares of the Company’s Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, each director, each executive officer named in the Summary Compensation Table on page 11, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Beneficial Owners:
Cathay General Bancorp 777 North Broadway Los Angeles, CA 90012	215,000	(1)	12.33%

First Opportunity Fund, Inc. 2344 Spruce Street, Suite A Boulder, CO 80302	129,280	(2)	7.41%

Directors and Executive Officers:
Paul C. Hudson	95,755	(3)	5.49%
Kellogg Chan	43,139	(4)	2.47%
Robert C. Davidson, Jr.	10,713	(5)(6)	0.61%
Javier León	3,125	(7)	0.18%
A. Odell Maddox	19,619	(8)	1.12%
Daniel A. Medina	10,920	(9)(10)	0.63%
Virgil Roberts	14,632	(11)(12)	0.84%
Elrick Williams	192,642	(13)(14)	11.05%
Wayne-Kent A. Bradshaw	15,000	(15)	0.86%
Samuel Sarpong	24,989	(16)	1.43%
Wilbur McKesson	8,104	(17)	0.46%

All directors and executive officers as a group (11 persons)	438,638		25.15%

(1)	Information based upon Schedule 13G, filed on May 26, 2006 with the Securities and Exchange Commission (the “SEC”) by Cathay General Bancorp.
(2)	Information based upon Schedule 13G/A, filed on February 13, 2009 with the SEC by First Opportunity Fund, Inc. (formerly First Financial Fund, Inc.)
(3)	Includes 16,553 allocated shares under the Employee Stock Ownership Plan (“ESOP”) and 35,366 shares subject to options granted under the Company’s Long Term Incentive Plan (the “LTIP”), which options are all currently exercisable.
(4)	Includes 3,125 shares subject to options granted under the Company’s 2008 Long Term Incentive Plan (the “2008 LTIP”), which options are all currently exercisable.
(5)	Includes 5,356 shares held jointly with spouse with whom voting and investment power are shared.
(6)	Includes 1,428 shares subject to options granted under the Stock Option Plan for Outside Directors (the “SOPOD”) and 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.
(7)	Includes 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.
(8)	Includes 600 shares subject to options granted under the SOPOD and 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.
(9)	Includes 6,100 shares held jointly with spouse with whom voting and investment power are shared.
(10)	Includes 1,000 shares subject to options granted under the SOPOD and 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.

(11)	Includes 5,806 shares held jointly with spouse with whom voting and investment power are shared.
(12)	Includes 1,784 shares subject to options granted under the SOPOD and 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.
(13)	Information based upon Schedule 13G/A, filed on February 11, 2010 with the SEC by Elrick Williams. Mr. Williams is a majority owner of Williams Group Holdings LLC, which owns 189,517 shares of the Company’s Common Stock.
(14)	Includes 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.
(15)	Includes 15,000 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable.
(16)	Includes 589 allocated shares under the ESOP and 22,000 shares subject to options granted under the LTIP, which options are all currently exercisable.
(17)	Includes 104 allocated shares under the ESOP and 8,000 shares subject to options granted under the LTIP, which options are all currently exercisable.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board shall be divided into three classes, with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting.

Information Concerning Nominees and Directors

The following table sets forth the names and information regarding the persons who are currently members of the Board, including those nominated by the Board for election at the Annual Meeting. If elected, Robert C. Davidson, Jr., Javier León and Elrick Williams will each serve for a term of three years and until their respective successors are elected and qualified. Each has consented to be named in this Proxy Statement and has indicated his intention to serve if elected. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board.

Name	Age at December 31, 2009	Director Since	Term Expires	Positions Currently Held with the Company and the Bank
NOMINEES:
Robert C. Davidson, Jr.	64	2003	2010	Director
Javier León	44	2007	2010	Director
Elrick Williams	62	2007	2010	Director

CONTINUING DIRECTORS:
A. Odell Maddox	63	1986	2011	Director
Daniel A. Medina	52	1997	2011	Director
Virgil Roberts	62	2002	2011	Director
Paul C. Hudson	61	1985	2012	Chairman of the Board and Chief Executive Officer
Kellogg Chan	70	1993	2012	Director

The Board of Directors unanimously recommends that you vote for the above nominees.

The following is a brief description of the business experience of the nominees and continuing directors for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Also set forth below for each director and nominee is a description of the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company.

Nominees

Robert C. Davidson, Jr. retired in 2007 from his position as Chairman and Chief Executive Officer of Surface Protection Industries, a company he formed in 1978 and one of the largest African American owned manufacturing companies in California. He is a member of the Boards of Directors of Jacobs Engineering Group, Inc., a design and engineering firm whose stock is listed on the New York Stock Exchange, Morehouse College, Cedars Sinai Medical Center, Fulcrum Venture Capital Corporation, Art Center College of Design located in Pasadena, California, the South Coast Air Quality Management District Brain Tumor and Air Pollution Foundation and the University of Chicago Graduate School of Business Advisory Council.

Mr. Davidson has extensive entrepreneurial experience in developing and managing small and medium sized businesses. He has hands-on experience in marketing and sales, human resources and strategic planning and implementation. He has a long history with and extensive knowledge of the Company and of the markets and communities in which the Company operates, which makes him an excellent candidate for the Board.

Javier León is the Managing Director of Andell Sports Group, which oversees the sports and related assets of Andell Holdings and has served in that capacity since 2008. Mr. Leon oversees the business and operations of the Chicago Fire, a professional soccer team, on behalf of its owner. He is involved in strategic planning and marketing, as well as the development, of Hispanic community and public relations strategies and programs. Prior to joining Andell Sports Group, Mr. Leon served as the Chief Executive Officer of Chivas USA Enterprises in Los Angeles from 2004 to 2007. Mr. León was a managing director in investment banking for Merrill Lynch, Deutsche Bank, and ING-Barings from 1992 to 2004. He received a bachelors degree from Claremont McKenna College and a Masters of International Management from the University of California at San Diego.

Mr. Leon has extensive experience in managing, planning for and operating businesses. He has expertise in developing, reviewing and maintaining systems of internal controls and in financial reporting and analysis. He also has experience in the capital markets. Mr. Leon’s experience in the areas of strategic planning and marketing, including marketing to Hispanic communities, makes him an excellent candidate for the Board.

Elrick Williams has been Chairman of Williams Group Holdings LLC, a privately held investment firm with offices in Chicago and Los Angeles, since the firm was established in 2006. Prior to his current position, Mr. Williams founded Allston Trading LLC in 2003 and retired as its Chief Executive Officer and Chairman in late 2008. Allston Trading LLC is a firm that specializes in algorithmic electronic trading of stocks, Treasury bonds, currencies, futures and options. Mr. Williams was employed as a trader from 1981 to 2003 by various securities trading companies.

Mr. Williams has extensive experience in planning for, managing and operating a financial services business. He also has significant experience in and knowledge of the equity markets. We believe Mr. Williams’ many years of hands-on business experience combined with his proven leadership skills make him an excellent candidate for the Board.

Continuing Directors

A. Odell Maddox is Manager of Maddox Co., a real estate property management and sales company, and has served in that capacity since 1986. Mr. Maddox has worked in property management, real estate brokerage and investment businesses for over 35 years.

Mr. Maddox has extensive experience in real estate in Los Angeles, as well as significant experience in real estate lending and loan workouts. He has extensive entrepreneurial experience developing and managing small and medium-sized businesses. Mr. Maddox has a long history with and knowledge of the Company and the communities and markets in which the Company operates.

Daniel A. Medina joined Needham & Company, LLC, a New York based investment bank as Analyst in October 2009. Prior to joining Needham & Company, LLC, Mr. Medina was Managing Director of Capital Knowledge, LLC, a consulting firm that provided financial advisory services. He had been with Capital Knowledge, LLC and its predecessor since April 1, 2000.

Mr. Medina has extensive experience in analyzing and valuing financial institutions and assessing their strengths and weaknesses. He also has extensive knowledge of the capital markets and mergers and acquisitions, specifically within the financial services industry.

Virgil Roberts has been Managing Partner of Bobbitt & Roberts, a law firm representing clients in the entertainment industry, since 1996. He currently serves on the Board of Directors of Community Build, Inc., Claremont Graduate School, Families in Schools, the Alliance for College Ready Public Schools, Southern California Public Radio, the Alliance of Artists and Record Companies and the Bridgespan Group, a management and consulting firm for large philanthropy companies with offices in Boston, San Francisco and New York.

Mr. Roberts’ qualifications to serve on the Board include his extensive legal and business experience and community leadership. Mr. Roberts serves on a number of local community boards and provides leadership to local community groups. Mr. Roberts serves as the Lead Director and Chair of the Company’s Nominating Committee. Mr. Roberts brings leadership, management and regulatory experience to the Board.

Paul C. Hudson is the Chief Executive Officer and Chairman of the Company and the Bank. Mr. Hudson joined the Bank in 1981, was elected to the Board in 1985 and served in various positions prior to becoming Chairman and Chief Executive Officer in 2007. Mr. Hudson currently serves on several nonprofit boards, including the Board of Directors of the California Housing Finance Agency and Abode Communities.

Mr. Hudson brings to his position almost 30 years of executive management experience with the Company and over 25 years as its leader. He is responsible for developing the Company from a relatively small mutual thrift institution into one of the largest African American thrift institutions in the United States. He has an extensive knowledge of the history of the Company and the markets in which it operates. He is well versed in the regulatory and other issues facing the Company and the banking industry.

Kellogg Chan has served as President of Asia Capital Group, Ltd., a biotechnology holding company, since 2001. He has been a member of the Board since 1993. He served as the Chairman and Chief Executive Officer of Universal Bank, f.s.b from 1994 to 1995 and President and Chief Executive Officer of East-West Bank from 1976 to 1992.

Mr. Chan has extensive experience in the thrift industry through a wide variety of economic and interest rate cycles. He has served in executive management positions in thrift institutions and has experienced a diversity of corporate cultures. His extensive executive management experience includes strategic planning and implementation, and the development, implementation and evaluation of internal control structures, particularly in the thrift industry.

Director Independence

We have adopted standards for director independence pursuant to the Nasdaq Stock Market listing standards. The Board considered relationships, transactions and/or arrangements with each of its directors and determined that all seven of the Company’s non-employee directors are “independent” under applicable Nasdaq Stock Market listing standards and Securities and Exchange Commission (“SEC”) rules. Mr. Hudson has been determined not to be independent due to his position as Chief Executive Officer (“CEO”) of the Company.

Board Leadership Structure

Mr. Hudson has served as a member of our Board since 1985. Mr. Hudson became CEO of Broadway Federal in 1992 and Chairman of the Board in 2007. As Chairman of the Board and CEO of the Company, Mr. Hudson has general charge, supervision and control of the business and affairs of the Company, subject to the overall supervisory authority of the Board, and is responsible generally for ensuring that policy decisions of the Board are implemented as adopted. Mr. Hudson also provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. We believe this leadership structure is appropriate for the Company, in that the combined role of Chairman of the Board and CEO promotes unified leadership and direction for the Company and allows for a single, clear focus for management in executing the Company’s strategy and business plan.

Mr. Virgil Roberts has served as our Lead Director since 2007. The Lead Director’s role is to work with the Chairman to determine Board agenda items and foster contributions of other directors during Board deliberations and to lead Board deliberations during executive sessions.

Risk Oversight

The Board’s role in the Company’s risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Board reviews these reports to enable it to understand and assess the Company’s risk identification, risk management and risk mitigation strategies. While the Board has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. In accordance with our audit committee charter, the Audit Committee assists the Board in its oversight of the Company’s risk assessment and risk management policies as well as the procedures and the safety and soundness of the Company. The Loan Committee evaluates and manages credit risk and concentration risk, while the Internal Asset Review Committee reviews loan classifications and loss risk in the Bank’s loan portfolio. In addition, the Asset and Liability Committee manages investment, interest rate, and financial risk exposure, the Compensation/Benefits Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements and the Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee reports.

Identifying and Evaluating Nominees for Director

The Company’s Nominating Committee is charged with the responsibilities of identifying and recommending to the Board candidates for election as directors. The committee considers candidates suggested by its members, other directors and stockholders in anticipation of upcoming director elections and other potential or expected Board vacancies. The committee will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s Bylaws. See “Stockholder Proposals for Presentation at the Annual Meeting,” for additional information regarding stockholder nominations of director candidates.

All director candidates, including those nominated by stockholders, are evaluated on the same basis. In determining the needs of the Board and the Company, the Nominating Committee considers the qualifications of current directors and consults with other members of the Board, the CEO and, where appropriate, external advisors. Generally the committee believes that all directors should exemplify the highest standards of personal and professional integrity, have broad experience in positions with a high degree of responsibility and the ability to commit adequate time and effort to serve as a director. Director candidates who are not current directors are interviewed by members of the committee and the CEO and the results of those interviews are considered by the committee and the Board in their deliberations.

Neither the Nominating Committee nor the Board has a formal policy on the consideration of diversity in identifying director candidates, although both may consider diversity when identifying and evaluating candidates. The Board may require a candidate to be sufficiently diverse from the other Board members, in ethnicity, gender, educational, professional and/or managerial backgrounds and experience, to provide a range of perspectives and interests among the members of the Board.

Committees and Meetings of the Board

The Company has five Board committees: the Executive Committee, Audit Committee, Compensation/Benefits Committee, Special Capital Task Force Committee and Nominating Committee. The Board of Directors of the Bank has six committees: the Executive Committee, Audit/CRA/Compliance Committee, Compensation/Benefits Committee, Loan Committee, Internal Asset Review Committee and Nominating Committee.

Company Committees

The Executive Committee consists of Messrs. Hudson (Chairman), Chan, Medina and Roberts. This committee, together with the corresponding committee of the Bank’s Board of Directors, serves as an interim decision-making body that functions between Board meetings, if required, to assist the CEO by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee did not meet in 2009.

The Audit Committee consists of Messrs Maddox (Chairman), Medina and Williams. The Audit Committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for oversight of the internal audit function of the Company, assessment of accounting and internal control policies and monitoring of regulatory compliance. This committee is also responsible for the engagement and oversight of the Company’s independent auditors. The Audit Committee held eleven meetings during 2009. The Audit Committee has a written charter, which is included as Appendix A to this Proxy Statement. The members of the Audit Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), Roberts and León. This committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters at the Company level. The Compensation/Benefits Committee has a written charter, which is included as Appendix B to this Proxy Statement. The Compensation/Benefits Committee held nine meetings during 2009.

The Special Capital Task Force Committee consists of Messrs. Williams (Chairman), Chan, Roberts and León. This committee is responsible for devising capital raising strategies, compliance with the U.S. Department of the Treasury’s Troubled Asset Relief Program (“TARP”), repayment and applications and evaluations of merger opportunities, joint ventures and private equity partnerships at the Company level. The Committee was formed in January 2010.

The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of persons being considered for election, including existing directors, and for nominating candidates to the Board. The Nominating Committee did not hold any meetings during 2009. Nominees for the 2010 Annual Meeting were recommended by the Nominating Committee and approved by the Board. There were no nominations by stockholders. The Nominating Committee’s duties and responsibilities and the qualifications for director nominees are described in the Nominating Committee Charter, which is included as Appendix C to this Proxy Statement. The members of the Nominating Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

Bank Committees

The Executive Committee consists of Messrs. Hudson (Chairman), Chan, Medina and Roberts. This committee monitors financial matters, including capital adequacy and liquidity, and analyzes overall earnings performance, focusing on trends, regulations, projections and problem identification and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, if required, and assists the CEO by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee did not hold any meetings in 2009.

The Audit/CRA/Compliance Committee consists of Messrs. Maddox (Chairman), Medina and Williams. The Audit/CRA/Compliance Committee is responsible for oversight of the internal audit function, assessment of accounting and internal control policies and monitoring Community Reinvestment Act/regulatory compliance. This committee is also responsible for the engagement and oversight of the Bank’s independent auditors. The Audit/CRA/Compliance Committee held twelve meetings during 2009.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), Roberts and León. This committee is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters, as well as the appraisal of the CEO’s performance, determination of his salary and making recommendations regarding such matters for approval by the Board. The committee held nine meetings during 2009.

The Internal Asset Review Committee consists of Messrs Medina (Chairman) and Davidson. This committee is responsible for the review and approval of asset classifications and for monitoring delinquent loans and foreclosed real estate. In addition, the Internal Asset Review Committee reviews the adequacy of the Bank’s allowance for loan losses. This committee was formed in January 2010.

The Loan Committee consists of Messrs. Chan (Chairman), Maddox and Roberts, and Messrs. Bradshaw and McKesson, who are not Board members but serve as the Bank’s President and Chief Loan Officer, respectively. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies and approving specific loans in accordance with the Bank’s loan policy. The committee held seven meetings during 2009.

The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of persons being considered for election, including existing directors, and for nominating candidates to the Board. The Nominating Committee did not hold any meetings during 2009. Nominees for the 2010 Annual Meeting were recommended by the Nominating Committee and approved by the Board. There were no nominations by stockholders.

Board Meetings

The Boards of Directors of the Company and the Bank each held eleven regular meetings during 2009. Neither the Company’s Board of Directors nor the Bank’s Board of Directors held any special meetings in 2009. All directors attended at least 75% of all meetings held during 2009 by the Board and the committees of the Board on which they served.

Director Attendance at Annual Meetings

The Company encourages all members of the Board to attend the annual meeting of stockholders. Four of the seven outside directors of the Company attended the 2009 Annual Meeting of Stockholders.

Communications with the Board

The Board has an established process for stockholder communications with the Board. Stockholders may send communications to the Board or any individual director by mail addressed to: Board of Directors, Broadway Federal Bank, 4800 Wilshire Boulevard, Los Angeles, California 90010. Communications addressed to the Board are reviewed by the Secretary and directed to the Chairman of the Board for further review and distribution to all members of the Board. Communications addressed to individual directors are forwarded directly to the office of the named director.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, as well as the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America, including Statement of Accounting Standards (“SAS”) 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services provided by the auditor with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2009. The Committee has also recommended to the Board the selection of the Company’s independent registered public accounting firm.

Audit Committee

Mr. A. Odell Maddox, Chairman

Mr. Daniel A. Medina

Mr. Elrick Williams

EXECUTIVE OFFICERS

The following table sets forth information with respect to executive officers of the Company and the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of, and are elected annually by the respective Boards of Directors.

Name	Age(1)	Principal Occupation during the Past Five Years
Wayne-Kent A. Bradshaw	62	President / Chief Operating Officer of the Company and the Bank since February 2009. Regional President and National Manager for Community and External Affairs at Washington Mutual Bank from 2004 to 2009.

Samuel Sarpong	49	Senior Vice President / Chief Financial Officer of the Company and the Bank since 2005. First Vice President / Chief Compliance Officer and Internal Audit Director of the Bank from 2004 to 2005.

Wilbur A. McKesson Jr.	56	Senior Vice President / Chief Loan Officer of the Company since 2007. Vice President for Affordable Housing of Option One Mortgage Corporation from 2002 to 2007.

(1)	As of December 31, 2009.

EXECUTIVE COMPENSATION

Compensation Tables

The following table sets forth a summary of the compensation awarded to, earned by or paid to our CEO and our three other most highly compensated executive officers for services rendered in all capacities during 2009 and 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Option Awards(2)	Non-Equity Incentive Plan Compen- sation(3)	Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total ($)
Paul C. Hudson	2009	$286,667	—	—	$133,526	$34,549	$454,742
Chief Executive Officer	2008	$210,000	—	$81,418	$126,007	$29,864	$447,289

Wayne-Kent A. Bradshaw (6)	2009	$178,750	$224,250	—	—	$26,232	$429,232
Chief Operating Officer	2008	—	—	—	—	—	—

Samuel Sarpong	2009	$161,551	—	—	—	$19,332	$180,883
Chief Financial Officer	2008	$150,000	$49,350	$50,067	—	$19,205	$268,622

Wilbur McKesson	2009	$159,811	—	—	—	$28,545	$188,356
Chief Lending Officer	2008	$155,625	$131,600	$51,944	—	$22,692	$361,861

(1)	Includes amounts deferred and contributed to the 401(k) Plan by the named executive officer.
(2)	Represents the grant date fair value of option awards granted under the Company’s Long-Term Incentive Plans. Option awards vest 20% per year from the date of the grant and are fully vested in year five. The maximum term of each option is ten years. For the assumptions used in calculating the grant date fair value under ASC 718, see Note 14 of the Notes to the Consolidated Financial Statements of the Company filed with the SEC as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
(3)	The amounts shown represent performance-based bonuses earned in 2008 but paid in 2009. No performance-based bonuses were earned in 2009.
(4)	The Bank has a Salary Continuation Agreement with Mr. Hudson. The amount listed reflects the change in the actuarial present value of the accumulated benefits under this agreement. The income from a bank owned life insurance policy reduces the expense related to the Salary Continuation Agreement pursuant to which the amounts shown are paid.
(5)	Includes amounts paid by the Company to the 401(k) Plan account of the executive officer, and estimated allocations under the ESOP. Also includes perquisites and other benefits consisting of car and cellphone allowances, and premiums paid for medical, dental and group term life insurance policies.
(6)	Wayne-Kent A. Bradshaw commenced his employment as the Bank’s President and Chief Operating Officer in February 2009.

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2009.

Outstanding Equity Awards at December 31, 2009

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)(1)	Number of Securities Underlying Unexercised Options (Unexercisable)(2)	Option Exercise Price(3)	Option Expiration Date(4)	Number of Shares or Units of Stock That Have Not Vested(5)	Market Value of Shares or Units of Stock That Have Not Vested(6)
Paul C. Hudson	5,648	—	$4.34	11/15/10	—	—
	29,718	—	$6.68	07/25/12	—	—
Wayne K. Bradshaw	—	75,000	$4.98	03/18/19	—	—
Samuel Sarpong	10,000	—	$13.11	04/21/14	—	—
	9,000	6,000	$10.25	05/24/16	1,200	$7,176
	3,000	12,000	$5.95	10/22/18	—	—
Wilbur McKesson	8,000	32,000	$5.95	10/22/18	—	—

(1)	The stock options shown are immediately exercisable.
(2)	Options vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.
(3)	Based upon the fair market value of a share of Company Common Stock on the date of grant.
(4)	Terms of outstanding stock options are for a period of ten years from the date the option is granted.
(5)	Shares vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.
(6)	Based upon a fair market value of $5.98 per share for the Company Common Stock as of December 31, 2009.

Salary Continuation Agreement

Under Mr. Paul Hudson’s 2006 Salary Continuation Agreement, upon termination of employment after reaching age 65, Mr. Hudson will receive an annual benefit of $100,000, divided into 12 equal monthly payments, for 15 years. The agreement includes provisions for early termination, disability, termination for cause, death and termination after a change in control of the Company. The present value of the accumulated benefit is the accrual balance as of December 31, 2009. The accrual balance reflected in the Company’s consolidated financial statements is determined using a discount rate of 6%.

Change in Control Agreements

The Company and the Bank have entered into change in control agreements with each of its executive officers. Each agreement provides that if, within three years after any Change in Control (as defined in the agreements), the officer’s employment is terminated, either by the officer following a demotion or other specified adverse treatment of the officer or by the Company or Bank other than for Cause (as defined in the agreements), then the officer will receive a severance payment equal to the sum of (A) the officer’s unpaid salary and bonus or other incentive compensation for the remainder of the year in which employment is terminated and (B) a specified multiple of the highest Annual Compensation (as defined in the agreement) paid to the officer in any of the three years preceding termination of employment. The multiple is 2.5 for Mr. Hudson, 2.5 for Mr. Bradshaw, 1.5 for Mr. Sarpong and 1 for Mr. McKesson. In addition to these payments, any stock options and similar rights held by the officer will become fully vested and exercisable and any health and other benefits coverage provided to the officer will be continued for one year after termination of employment. However, no payments may be made until all funds received by the Company under the TARP have been repaid.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation(3)	Total
Kellogg Chan	$12,000	$3,994	—	$15,994
Robert C. Davidson	$21,000	$3,994	$5,319	$30,313
Javier León	$17,000	$3,994	—	$20,994
A. Odell Maddox	$18,500	$3,994	$5,161	$27,655
Daniel Medina	$21,000	$3,994	—	$24,994
Virgil Roberts	$20,000	$3,994	—	$23,994
Elrick Williams	$18,000	$3,994	—	$21,994

(1)	Includes payments of annual retainer fees, fees paid to chairmen of Board committees and meeting attendance fees.
(2)	Represents the grant date fair value of option awards granted under the Company’s Long-Term Incentive Plans. Option awards vest immediately and the maximum term of each option is ten years. For the assumptions used in calculating the grant date fair value under ASC 718, see Note 14 of the Notes to the Consolidated Financial Statements of the Company filed with the SEC as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
(3)	Includes premiums paid for medical, dental and group term life insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s current loan policy provides that all loans made by the Company or its subsidiaries to its directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of collectibility or present other unfavorable features.

On September 30, 1999, the Bank made a loan of $550,000 to Maddox & Stabler LLC, a firm managed by Mr. A. Odell Maddox. Mr. Maddox is a director of the Company and the Bank. The loan is secured by a 24-unit multi-family property located in Los Angeles, California. The terms of the 30-year loan include an initial fixed interest rate of 8% for the first five years and a variable interest rate thereafter equal to 2.50% over the one-year Treasury Bill rate. Since inception, payments on the loan have been made as agreed. As of March 31, 2010, the outstanding balance of the loan was $462,816.

Mr. Elrick Williams is a director of both the Company and the Bank and holds a non-controlling interest in Williams Group Holdings (“WGH”). On September 26, 2006, the Bank made a loan of $3,250,000 to Gemini Basketball (“Gemini”). In October 2007, WGH made a minority investment in Gemini. In October of 2008, the Bank made an additional $750,000 loan to Gemini. The total outstanding balance on the loans is $4,000,000. In January 2009, WGH acquired a majority interest in Gemini. The loan had an initial fixed rate of 6.50% for one year and a variable interest rate thereafter equal to 2.50% over the Wall Street Journal Prime Rate. Since inception, payments on the loan have been made as agreed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to report to the SEC their initial ownership of shares of the Company’s Common Stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and any late filings or failures to file are to be disclosed in this Proxy Statement. Officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a) of the Exchange Act.

Based solely on our review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% stockholders were timely met.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Crowe Horwath LLP (“Crowe Horwath”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and this appointment is being submitted to the stockholders for their consideration and ratification. If the appointment of Crowe Horwath is not ratified by the stockholders, the Audit Committee will consider the stockholders’ vote in deciding whether to reappoint Crowe Horwath as independent registered public accounting firm in the future.

It is anticipated that representatives of Crowe Horwath will be present at the Annual Meeting. The Crowe Horwath representatives will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from the stockholders. Crowe Horwath performed the independent audit of the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

Principal Accountant Fees and Services

In accordance with the Audit Committee’s preapproval policies and procedures, before the Company’s independent accountants may be engaged to render non-audit services for the Company or the Bank, the Audit Committee must approve each such engagement. In accordance with such policies and procedures, the Audit Committee also approved all of the audit and audit-related services provided by Crowe Horwath LLP for the years ended December 31, 2009 and 2008, prior to the engagement of such firm to provide such services. The following table sets forth the aggregate fees billed to us by Crowe Horwath for the years indicated.

	2009		2008
	(In thousands)
Audit fees (1)	$153		$146
Audit-related fees (2)	24		10
All other fees	1	(3)	8	(4)

Total fees	$178		$164

(1)	Aggregate fees billed for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K and for reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Consultation fees billed for professional services rendered for the 2009 and 2008 Independent Accountant’s Report on Management’s Assertion About Compliance with Minimum Servicing Standards (USAP) and for professional services rendered for consultation regarding management’s assessment of the adequacy of internal control over financial reporting.
(3)	Fees billed for professional services rendered for consultation regarding Senior Executive Officer bonus limitations for TARP recipients.
(4)	Fees billed for certifications and internal control assessment software and license fees and related training.

PROPOSAL 3. AMENDMENT OF CERTIFICATE OF INCORPORATION

TO INCREASE THE COMPANY’S NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

On July 21, 2010, the Board approved an amendment to Article Fourth of the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 3,000,000 to 8,000,000. To become effective, this amendment must be approved by the holders of a majority of the issued and outstanding shares of the Company’s Common Stock.

The Company currently has authority under its Certificate of Incorporation to issue 3,000,000 shares of Common Stock, par value $0.01 per share, of which 1,743,965 shares were issued and outstanding as of June 30, 2010. Also at that date, a total of 514,940 shares of the Company’s authorized shares of Common Stock were reserved for future issuance pursuant to employee stock options and other employee stock awards (including unallocated shares of Common Stock held by our ESOP) or upon conversion of our Series C Preferred Stock. We therefore had only 741,095 shares of Common Stock available for issuance in capital raising transactions or for other purposes at that date.

Purpose of the Proposed Amendment

For the reasons described below, the Board believes the Company must seek to increase its common equity capital by a substantial amount. The Board has approved the proposed amendment and recommends that the stockholders vote to approve it at the Annual Meeting in order to provide the Company with the ability to act quickly in response to market conditions to raise capital through issuances of our Common Stock as opportunities arise. The Board believes that the current number of authorized shares of Common Stock, especially in light of the current market valuation of our Common Stock, will not be sufficient to enable us to raise the amount of capital that we deem appropriate. The additional authorized shares of Common Stock would also be available for other corporate purposes, including stock dividends and possible acquisitions of other banking businesses if deemed appropriate in the future by our board of directors and approved by applicable regulatory authorities.

As described in the Company’s Annual Report filed with the SEC on Form 10-K, a copy of which accompanies this Proxy Statement, we have recently experienced substantial increases in delinquent loans and non-performing assets, as a result of which we found it necessary to make $19.6 million of provisions to increase our loan loss reserves in 2009, and consequently had a net loss of ($6.5) million for the 2009 fiscal year. The Office of Thrift Supervision (the “OTS”) conducted a regularly scheduled examination of the Bank commencing in January of 2010. Based on its preliminary findings in that examination, the OTS informed the Company that it considers both the Bank and the Company to be in “troubled condition” and imposed certain limitations on the Bank and Company, including the following, among others:

•

The Bank may not increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without prior notice to and receipt of notice of non-objection from the OTS Regional Director.

•	Neither the Bank nor the Company may declare or pay any dividends or make any other capital distributions without the prior approval of the OTS Regional Director.

•	Neither the Bank nor the Company may make any changes in its directors or senior executive officers without prior notice to and receipt of notice of non-objection from the OTS.

•	The Bank and the Company are subject to limitations on entering into or amending employment agreements and compensation arrangements, and on the payment of bonuses to Bank officers and employees.

•	The Company may not incur, issue, renew, repurchase, make payments on or increase any debt without prior notice to and receipt of notice of non-objection from the OTS Regional Director.

•

The Bank is not permitted to increase the amount of its brokered deposits beyond the amount of interest credited on existing brokered deposits without prior notice to and receipt of notice of non-objection from the OTS Regional Director.

In connection with the delivery of the formal written report of its examination, the OTS informed the Company that the OTS will issue a cease and desist order requiring the Company to take remedial actions to improve the Bank’s loan underwriting and internal asset review procedures, to reduce the amount of its nonperforming assets and to improve other aspects of the Bank’s business, as well as the Company’s management of its business and the oversight of the Company’s business by the Board. The OTS has not yet delivered the proposed form of the cease and desist order to the Company or the Bank and the Company is therefore not able to describe its specific provisions. The OTS has, however, informed the Company that the cease and desist order will require that the Bank attain, and thereafter maintain, a Tier 1 (Core) Capital to Adjusted Total Assets ratio of at least 8% and a Total Risk-Based Capital to Risk-Weighted Assets ratio of at least 12%, both of which ratios are greater than the respective 6% and 10% levels for such ratios that are generally required under OTS regulations. At March 31, 2010, the Bank’s ratios of Tier 1 (Core) Capital to Adjusted Total Assets and Total Risk-Based Capital to Risk-Weighted Assets were 7.82% and 11.89%, respectively. Further information regarding these regulatory capital ratios may be found in Note 15 of the Notes to Consolidated Financial Statements included in the Company’s 2009 Annual Report to Stockholders that accompanies this Proxy Statement. While the Company anticipates that it will be able to attain such ratios in part through reduction of its total assets, the Company also anticipates that it will be necessary to raise additional capital through sales of shares of Common Stock.

We have not to date entered into specific discussions with potential investors regarding any issuances of shares of Common Stock or other capital raising transactions, but we expect that the number of shares of Common Stock we seek to issue in connection with our capital raising efforts will exceed the number of shares that currently remain available for issuance under our Certificate of Incorporation.

Effects of the Proposed Amendment

The proposed amendment would not change the terms of our Common Stock nor would it affect the rights of the holders of currently issued and outstanding shares of our Common Stock. If this proposal is approved, the additional shares of our Common Stock may be issued from time to time upon authorization of the Board, without further approval by the stockholders, unless otherwise required by applicable law, and at such price or for such other consideration as the Board may deem appropriate. Further stockholder approval would be required under the listing rules of the Nasdaq Capital Market (the “Nasdaq”), which is the stock exchange on which our Common Stock is currently listed for trading, for the issuance by us of a number of shares of our Common Stock equal to 20% or more of our currently issued and outstanding shares of Common Stock, unless the issuance is in connection with a public offering or is at a price per share that is less than the greater of the per share book value or market value of the Common Stock at the time of issuance. Under an exception to this Nasdaq rule, however, the Nasdaq may permit the Company to complete such a transaction without stockholder approval if the Company’s audit committee comprised solely of independent directors determines that the delay that would be entailed in securing stockholder approval would seriously jeopardize the Company’s financial viability.

The authorization of the additional shares of our Common Stock sought by this proposal would not have any immediately dilutive effect on the proportionate voting power or other rights of our existing stockholders. The Company’s existing stockholders, however, do not have preemptive rights to purchase any additional shares of our Common Stock that may be issued in the future. Accordingly, to the extent that the additional authorized shares of our Common Stock are issued in the future, however, they may decrease the existing stockholders’ percentage of equity ownership and, depending on the price at which they are issued, could be dilutive to the book value per share and earnings per share of existing stockholders.

The Board of Directors unanimously recommends that you vote “FOR”

the proposal to amend the Company’s Certificate of Incorporation to increase the

Company’s number of authorized shares of Common Stock.

PROPOSAL 4. NON-BINDING STOCKHOLDER APPROVAL OF EXECUTIVE

COMPENSATION

The Company has issued two series of preferred stock to the U.S. Department of the Treasury pursuant to the Capital Purchase Program component of the Treasury Department’s Troubled Asset Relief Program, or TARP. The American Recovery and Reinvestment Act of 2009, which was signed into law on February 17, 2009, imposes a number of requirements for participants in the TARP Capital Purchase Program. One of the requirements is that at each annual meeting of stockholders during the period in which any TARP obligation ( which term includes the preferred stock the Company issued to the Treasury Department) remains outstanding, TARP recipients must include a separate nonbinding “say on pay” stockholder vote to approve the compensation of their executive officers among the matters to be considered and voted upon at each annual meeting of stockholders.

This proposal gives you, as a stockholder, the opportunity to vote for or against the following resolution:

“RESOLVED, that the stockholders of Broadway Financial Corporation approve the compensation of executive officers as described in the executive compensation tables and the related disclosure contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board or the Company’s Compensation/Benefits Committee. However, the Compensation/Benefits Committee may, in its sole discretion, take into account the outcome of the stockholders’ vote when considering future executive compensation arrangements.

We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders and our commitment to responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our executive officers as disclosed in this Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Company’s compensation of executive officers.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2011 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before January 24, 2011, or such later date as may be designated by the Board if the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) is not held in June. The Board will review any stockholder proposal that is filed as required and will determine whether such proposal meets applicable criteria for inclusion in the proxy solicitation materials and for consideration at the 2011 Annual Meeting. Except for director nominations, any stockholder may make any proposal at the 2011 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company on or before May 24, 2011, or such later date as may be designated by the Board if the 2011 Annual Meeting is not held in June, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented.

Under the Company’s Bylaws, stockholder nominations for election of directors may only be made pursuant to timely notice in writing received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting of stockholders to be considered at the 2011 Annual Meeting. Such notice must state the nominee’s name, age, business and residence addresses and principal occupation or employment and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee of the type required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

ANNUAL REPORT AND FORM 10-K

The 2009 Annual Report to Stockholders, which includes our Annual Report on Form 10-K and contains the Company’s consolidated financial statements for the year ended December 31, 2009, accompanies this Proxy Statement.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, without the accompanying exhibits, by sending a written request to Daniele Johnson, Investor Relations Representative, Broadway Financial Corporation, 4800 Wilshire Boulevard, Los Angeles, California 90010. Stockholders may obtain any of the exhibits that are referred to in the list of exhibits attached to the Annual Report on Form 10-K upon payment to the Company of the cost of furnishing them.

BY ORDER OF THE BOARD OF DIRECTORS

Daniele Johnson
Secretary
August 20, 2010

Appendix A

Audit Committee Charter

The Board of Directors (“Board”) of Broadway Federal Bank, f.s.b. (“Broadway” or “Bank”) has selected a subcommittee of independent directors to act on their behalf as the Audit Committee (“Committee”). As the Audit Committee, they have been delegated certain powers as defined herein.

I.	Statement of Authority

The Board elected the Committee and empowered the group with oversight responsibility in order to ensure that the Bank is consistently working to maintain and improve internal controls and financial reporting, as well as maintain compliance with all applicable laws and regulations. Through this charter, the Board delegates certain authority to the Committee to assist in fulfilling their oversight responsibilities.

To discharge its oversight responsibilities effectively, the Committee will maintain open lines of communication with the Board, the Bank’s management, the Internal Auditor, the Independent Accountants and External Auditor’s contracted to assist in the monitoring responsibilities assigned.

The Board recognizes that an informed, vigilant Audit Committee represents an effective influence for monitoring and evaluating adherence to internal operating and accounting controls along with fair and complete financial reporting as established by the Bank’s management and as reported by the Independent Accountants and the Internal Auditor. The members of the Committee are charged with the same duty of good-faith, diligence, care and skill expected of them as Directors of the Bank.

II.	Organization

1.	The Committee shall be composed of three members, and not less than three outside directors who are independent of the Bank’s management. The members of the Committee shall be elected by the Board for a one-year term. All vacancies in the Committee are to be filled by the Board to complete the unexpired term.

2.	The Committee shall have a Chairman, elected by the Board. The Chairman shall call meetings, determine who shall attend, preside at each meeting of the Committee and appoint a secretary who shall keep a record of the Committee’s proceedings.

3.	The Committee shall meet monthly to review the activities and reports of the Internal Auditor, and other matters requiring consideration by the Committee. The Committee Chairman may call other meetings during the year as deemed necessary and prudent.

4.	The Committee shall meet privately with the Internal Auditor at each Committee meeting. The Committee shall meet with Officers and Management when they are invited by the Committee for reviews and confirmation of responses.

5.	The Committee shall report its significant activities to the full Board at least monthly, to keep the Board informed of Committee activities, their findings and their respective resolution.

III.	Duties and Responsibilities

The Committee shall be responsible for overseeing the Bank’s internal operation and accounting controls. To this end, the Committee has been charged with the following duties and responsibilities.

1.	Provide an open avenue of communication between the Internal Auditor, the Office of Thrift Supervision (OTS), and the Board.

2.	Review the Committee’s charter annually, and update as changes are deemed necessary to clarify the duties of the Committee in order to maintain compliance with an applicable laws and regulations.

3.	Recommend to the Board the employment of all Independent Accountants to be nominated, approve the compensation of the Independent Accountant, and review and recommend the discharge of the independent Accountants.

4.	Determine the appointment, replacement, reassignment, or dismissal of the Internal Auditor.

5.	Confirm and assure the independence of the Internal Auditor and the Independent Accountant, including a review of management consulting services and related fees provided by the Independent Accountant.

6.	Inquire of management, the Internal Auditor, OTS and the Independent Accountant in regards to significant risks or exposures and. Assess the steps management has taken to minimize such risk to the company.

7.	In consultation with the Independent Accountant and the Internal Auditor, determine the annual audit scope and annual audit plan of the Internal Auditor and the Independent Accountant.

8.	Consider with management and the Board, the rationale for employing audit firms other than the principal Independent Accountant.

9.	Review with the Internal Auditor the coordination of audit effort reduction of redundant efforts and the effective use of audit resources.

10.	Consider and review with the Independent Accountant and the Internal Auditor:

•	The adequacy of Broadway’s internal controls including computerized information system controls and security.

•	Any related significant findings and recommendations of the Independent Accountant and Internal Auditor together with management’s responses thereto.

11.	Review with management and the Independent Accountant those reports as set forth in the requirements of the Federal Deposit Insurance Corporation. Improvement Act of 1991 (“FIDICIA”) in. 1.2 CFR Part 363, Annual Independent Audit and Reporting Requirements:

•	The Bank’s annual financial statements and related footnotes.

•	The Independent Accountant’s audit of the financial statements and his or her report thereon.

•	Any significant changes required in the Independent Accountant’s audit plan.

•	Any serious difficulties or disputes with management encountered during the course of the audit.

•	Other matters related to the conduct of the audit communicated to the Committee under generally accepted auditing standards.

12.	Consider and review with management and the Internal Auditor:

•	Significant findings during the year and managements responses thereto.

•	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

•	Any changes required in the planned scope of their audit plan.

•	The internal audit department staffing.

•	Internal Audit’s compliance with The IIA’s Standards for the Professional Practice of Internal Auditing (Standards).

13.	Review filings with OTS and other published documents containing the company’s financial statements and consider whether the information contained in these documents was consistent with the information contained in the financial statements.

14.	Review with management and the Internal Auditor the interim financial reports that are filed with the OTS or other regulators.

15.	Review policies and procedures with respect to officers’ expense accounts and pre-requisites, including their use of corporate assets, and consider the results of any review of these areas by the Internal Auditor or the Independent Accountant.

16.	Review with the Internal Auditor the results of the review of the Bank’s compliance with the Bank’s code of conduct.

17.	Review legal and regulatory matters that may have a material impact on the financial statements, related Bank compliance policies and programs and reports received from regulators.

18.	Meet with the Internal Auditor and the Independent Accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

19.	Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

20.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigation.

21.	The Committee will perform such other functions as assigned by law, the company’s charter or by-laws, or as assigned by the Board.

IV.	Objectives and Scope

1.	Reviewing and evaluating existing accounting, financial, data processing, and operating controls that is established by the Board.

2.	Determining the extent of compliance with regulations achieved in Management’s plans, policies and procedures.

3.	Reviewing operations or systems to determine whether results are consistent with the objectives and goals of the Board and Management.

4.	Assist Management in the design and implementation of systems, policies and procedures.

5.	Determining the extent to which Management properly accounts for and safeguards assets.

6.	Conducting special audits or reviews as a result of Board or Management requests.

7.	Evaluating the adequacy and reliability of information and communication within the Bank for Management’s use.

8.	Insure that caution was taken and audit activities are performed in a manner consistent with “The Standards for the Professional Practice of Internal Auditing,” promulgated by the Institute of Internal, Internal Auditors and as directed by the Charter.

9.	Coordinating the relationship between internal and external audits.

10.	Determine if reasonable efforts have been made to clear audit exceptions by requiring that responses to audits are in writing. The reply should address corrective action taken or to be taken to all recommendations or, if not in agreement with the recommendation the justification for the difference in opinion.

11.	If an audit has been conducted, and the audited entity(ies) has/have failed to respond timely to the audit inquiry or failed to take reasonable steps to clearing an audit exception, the Committee recommends note of the incident be incorporated in the employee’s personnel file.

The Internal Auditor will incorporate these overall objectives into efficient and comprehensive audit programs which will be developed for each area examined. The Internal Auditor will consider the adequacy of existing internal controls in determining the nature, timing, and extent of audit procedures.

V.	Independence

Independence is essential to the effectiveness of internal auditing. This independence is obtained primarily through the Audit Charter and the Board of Directors.

The organizational structure of the internal auditing function and the supports accorded to it by the Board and Management are major determinants of effectiveness and value. The Internal Auditor, therefore, reports to the Audit Committee of the Board whose authority assures both a broad range of audit coverage and the adequate consideration of an effective action on the audit findings and recommendations.

Administratively, the Internal Auditor reports to the Chairman/ CEO.

The Board of Directors amended and approved this Charter on February 17, 2010.

Appendix B

Compensation Committee Charter

PURPOSE

The Board of Directors of Broadway Federal Bank (the “Company”) has delegated to the Compensation Committee strategic and administrative responsibility on a broad range of overall Company compensation, benefits and stock option issues.

The Compensation Committee is responsible for the review and reporting to the Board of Directors on all executive compensation matters that impact the Company and its subsidiaries.

It is the Committee’s responsibility to ensure that the Chief Executive Officer, other officers and key management of the Company are compensated in a manner that will attract, motivate and retain the best possible management team for the shareholders of the Company.

It is the Committee’s responsibility to ensure that compensation paid is consistent with the strategic goals of the Company; is based on performance against predetermined goals; is internally equitable and competitive, and is consistent with all regulatory requirements.

The Committee is also responsible for the communication to shareholders regarding the Company’s compensation philosophy and the reasoning behind its compensation policies by producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission.

COMMITTEE MEMBERSHIP

The Committee will be comprised of a minimum of three outside directors. Members shall be appointed annually by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Members will not be officers or employees of the company (or an individual who has served in that capacity during the past three years).

MEETINGS AND STRUCTURE

The Committee will meet on a regular basis. Special meetings of the Committee may be called if warranted, and actions may be taken by unanimous written consent when deemed necessary or desirable by the Committee or its chairperson.

The Committee may invite, consistent with maintaining confidentiality of its discussions, any other person the Committee or its chairperson deems necessary or desirable to assist the Committee in its deliberations.

COMMITTEE RESPONSIBILITIES

1.	The Committee shall review the compensation strategy for the Company on an annual basis. The Committee shall have a strategy in place for base salary, bonus (short term incentive), equity (long term incentive) and benefits. The primary goal of the compensation strategy is to insure that the Company has the compensation programs in place to attract, retain and motivate the best possible workforce.

2.	At the executive level, the strategy should ensure that the Chief Executive Officer and the members of executive management are rewarded appropriately for their contributions to Company growth and profitability. The executive compensation strategy must support the Company’s business strategy and be aligned in a manner that is in the best interest of shareholders.

3.	The Committee will annually review and approve the individual elements of total compensation for the Chief Executive Officer, including corporate goals and objectives relevant to the CEO’s compensation, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based upon this evaluation.

4.	The Committee will review and approve the recommendations made by the Chief Executive Officer on all other officers of the Bank as defined in Section 16 of the Securities Exchange Act of 1934 as amended and Rule 16 a-1 promulgated thereunder (each a “Section 16 Officer”).

5.	The Committee will review and approve any severance or similar termination payments proposed to be made to any current or former Section 16 Officer.

6.	The Committee will prepare and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the compensation for the prior year for the CEO was based, including the relationship of the Company’s performance to executive compensation.

7.	The Committee will ensure that the annual executive incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy. The Committee will approve the following plan elements:

•	Participation
•	Target annual incentive awards.

•	Corporate financial goals.

•	Actual awards paid to the CEO and members of Executive Management

•	Total funds reserved for payment under the plan.

8.	The Committee will approve for submission to shareholders all new equity-related incentive plans, and administer the Company’s long term incentive programs in a manner consistent with the terms of the plans as to the following:

•	Participation

•	Vesting Requirements

•	Awards to the CEO and members of Executive Management

•	Total shares reserved for awards

9.	The Committee will review with the CEO matters relating to management succession, bench strength and organizational development.

10.	The Committee will review and approve the Company’s annual salary increase budget and any policy issues related to the administration of the Company’s salary or benefit programs.

11.	The Committee will prepare required reports for the Board of Directors.

12.	In consultation with management, the Committee will oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility.

13.	The Committee will consider and recommend to the Board for approval corporate title appointments of Senior Vice Presidents and above.

14.	The Committee will review and make recommendations to the Board to ensure the adequacy and appropriateness of Director compensation and benefits.

15.	The Committee will semi-annually review executive and all incentive compensation to ensure compliance with TARP and to make sure the plans do not encourage “unnecessary or excessive” risk taking.

16.	The Committee will annually certify to the Department of Treasury the Bank’s compliance with TARP regulations.

17.	The Committee will annually develop a non-binding shareholder “Say on Pay” vote.

18.	The Committee will meet annually with executives and incentive plan participants and state the Board’s strong views against “excessive and unnecessary” risk taking. Committee will ensure all plan participants sign the TARP waiver form.

19.	The Committee will manage the CD&A disclosure as it relates to compensation consultant disclosure and disclosure of all perquisites totaling over $25,000.

20.	The Committee may retain its own outside experts for advice on any matter under review, as the Committee may deem necessary or appropriate and without seeking approval of the Board or Management.

21.	The Committee shall perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

The Board of Directors amended and approved this Charter on April 21, 2010

Appendix C

Nominating Committee Charter

The Board of Directors (“Board”) of Broadway Financial Corporation (“Company”) has elected a committee of the Directors to act on their behalf as the Nominating Committee (“Committee”). The Committee has been delegated certain powers by the Board as defined herein.

I.	STATEMENT OF AUTHORITY

The Board elected and empowered the Committee to function as the Nominating Committee of the Board and to manage the nomination process for candidates for election to the Board. Through this charter, the Board delegates certain authority to the Committee to assist with the fulfillment of the Committee’s responsibilities.

To discharge its responsibilities effectively, the Committee will maintain open lines of communication with the Board, the Company’s management, and shareholders. The members of the Committee are charged with the same duty of care, good faith, diligence and skill expected of them as Directors of the Company.

II.	ORGANIZATION

The Committee shall be composed of three members who are independent of the Company’s management. The Board shall elect the members of the Committee for a one-year term. All vacancies in the Committee are to be filled by the Board to complete the unexpired term.

The Board shall designate the Chair of the Committee. The Chair shall call meetings, determine who, in addition to members of the Committee, shall attend, preside at each meeting of the Committee, and appoint a secretary who shall keep a record of Committee proceedings.

The Committee shall meet at least annually to conduct and manage the nomination process for Directors, and the Chair may call other meetings of the Committee during the year, as the Chair deems necessary and prudent.

The Committee shall report its significant actions and activities to the full Board to keep the Board informed of the Committee’s findings, actions and activities.

III. DUTIES AND RESPONSIBILITIES

Nomination Duties and Responsibilities

1.	The Committee shall review the qualifications and performance of current Directors standing for re-election and determine their willingness to be re-elected.

2.	The Committee shall seek to identify qualified candidates to become members of the Board, as determined by the Board to be desirable to fill vacancies or to expand the Board from time to time.

3.	The Committee will consider, using the same criteria as for other candidates, Director Candidates recommended by shareholders in accordance with the procedures stated in the Company’s bylaws.

4.	The Committee will direct disclosure of the Committee’s charter on the Company’s website or as an appendix to the Company’s proxy statement at least once every three years in accordance with the rules of the Securities and Exchange Commission.

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Nominee Qualifications

Nominees for election to the Board should have more than one of the following qualifications:

1.	Be familiar with the Company’s business and the business of the Company’s bank subsidiary, Broadway Federal Bank (“Bank”).

2.	Have a successful career and be familiar with and knowledgeable of the market and communities in which the Bank operates.

3.	Understand financial statements, budgeting and strategic planning.

4.	Provide occupational, gender and/or ethnic diversity to the Board.

5.	Understand the operation and scope of laws, regulations and contract obligations applicable to the Company and the Bank.

6.	Have established a reputable business reputation and network of contacts within the market in which the Bank operates, and the capacity to bring new business to the Bank.

7.	Willingness and ability to commit time to prepare for and attend Board and committee meetings.

The Board of Directors amended and approved this Charter on April 21, 2010.

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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — BROADWAY FINANCIAL CORPORATION

REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 22, 2010 THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby constitute and appoint Paul C. Hudson, with full power of substitution, as my/our attorney, agent and proxy, to attend and act as proxy at the 2010 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, on Wednesday, September 22, 2010 at 2:00p.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we would be entitled to vote if personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF SUCH OTHER PROPOSALS.

I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I /we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompany the notice (the “Annual Meeting Proxy Statement”).

(continued and to be signed on the reverse side)

Broadway Financial Corporation

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors: 01—Robert C. Davidson 02—Elrick Williams 03—Javier León

01 02 03 Mark here to vote FOR all nominees For the box Al

l EXCEPT to the left- and To withhold the corresponding a vote for one numbered or more box(es) nominees, to the mark right.

Mark here to WITHHOLD vote from all nominees

For Against Abstain For Against Abstain

2. RATIFICATION OF APPOINTMENT HORWATH LLP as the independent OF registered CROWE public 4. Nonbinding officers as described proposal to in the approve Annual executive Meeting compensation Proxy Statement. year accounting ending firm December of Broadway 31, 2010. Financial Corporation for the

3. Amendment of incorporation of Broadway to increase Financial the authorized Corporation’s number certificate of shares of described common in stock the Annual from 3,000,000 Meeting Proxy to 8,000,000, Statement. as further described in the Annual Meeting Proxy Statement.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 0 2 5 8 0 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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